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CONFERENCE CALL TRANSCRIPT

VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE

EVENT DATE/TIME: SEP. 23. 2004 / 4:45PM ET

EVENT DURATION: N/A

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CORPORATE PARTICIPANTS

ALAN KESSMAN
Vion Pharmaceuticals - CEO

MARIO SZNOL
Vion Pharmaceuticals - VP of Clinical Affairs

HOWARD JOHNSON
Vion Pharmaceuticals - President & CFO

CONFERENCE CALL PARTICIPANTS

RENI BENJAMIN
Rodman Renshaw - Analyst

DR. FRANK GILES
M.D. Anderson Cancer Center - Chief of Developmental Therapeutics

RON ELLIS
Leerink Swann - Analyst

CURTIS HAWES
Summer Street Research - Analyst

DAVID WILLIAMS
Westport Capital Market - Analyst

WILLIAM SAWYER
Investor

ROBIN KERNASKIS
Sterling Financial - Analyst

JARED CINDER
Exis - Analyst

DAN HELLER
Prospective Life Sciences - Analyst

PRESENTATION

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OPERATOR

Welcome to the Vion Pharmaceuticals corporate update conference call. My name is
Bill and I will be your coordinator for today. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes.

I would now like to read the Safe Harbor statement for your call.

The statements made on this conference call are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation
Reform Act of 1995. The forward-looking statements regarding the Company's future business prospects, plans, objectives, expectations, and intentions are subject to certain risks, including Vion's ability to secure external sources of funding to continue its operations; the inability to access capital and funding on favorable terms; continued operating losses and the inability to continue operations as a result if dependent on regulatory approval for its products;
delayed or unfavorable results of drug trials; the possibility that favorable results of earlier clinical trials are not predictive of safety and efficiency results in later clinical trials; the need for additional research and testing;
and a variety of other risks contained in the Company's statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.

I would now like to turn the presentation over to your host for today's call,
Mr. Alan Kessman, CEO of Vion Pharmaceuticals. Please proceed, sir.

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ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Thank you, operator. Good afternoon everyone and thank you for joining us on today's conference call. We're having this call today because there have been a number of recent developments, and the Company thought it was best to present them in a forum where investors have an opportunity to ask questions of management.

Before we start, let me introduce the other members of Vion's management team who are with me on the call today -- Howard Johnson, President and Chief
Financial Officer; Mario Sznol, Vice President of Clinical Affairs; Ivan King,
Vice President, Research; and Ann Cahill, Senior Director of Clinical Affairs.
We're also pleased to be joined on the call today by Dr. Frank Giles, Chief,
Section of Developmental Therapeutics and Department of Leukemia at the
University of Texas M.D. Anderson Cancer Center.

Today we will be providing you with an update on each of Vion's research programs, as well as highlighting additional developments underway at Vion. I will outline the issues covered in our press

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release issued this afternoon, and then we will conduct a question and answer session to address any questions you might have. If you do not have a copy of the press release, you may obtain one from our website, www.vionpharm.com, or you may call our offices to request a copy at 203-498-4210. Now let's get started.

I'd like to highlight some developments into the CLORETAZINE program.
CLORETAZINE which is also known as VNP40101M is our unique sulfonyl hydrazine alkylating agent. Up to this time we have completed single agent Phase I trials in solid tumors and advanced leukemias and a Phase I combination trial in advanced leukemias. Results have been presented publicly before, but I can summarize the major points, which are the drug has a good safety profile, has shown promising activity in acute myeloid leukemia, and is ready for testing against other solid tumors and other types of leukemias. It is currently being evaluated in two Phase II trials as a single agent. One is in acute myeloid leukemia and is designed to extend our information on this activity in that disease, and the other is in adult leonma (ph) or brain cancer. We're also in the planning stages of a Phase II trial in another solid tumor.

The most important development of CLORETAZINE is the substantial progress we're making in advancing CLORETAZINE towards the initiation of a pivotal Phase III trial in AML. We decided to move forward into a Phase III trial based on both the single agent activity of CLORETAZINE in acute myeloid leukemia and the promising activity in the same disease that we recorded with the combination of
CLORETAZINE and Ara-C in a Phase I trial. The Phase III will be a comparison of
CLORETAZINE in combination with Ara-C versus Ara-C in patients with acute myeloid leukemia and first relapse.

Although we cannot go into extensive detail on the trial design in this call, we expect to accrue 200 to 300 patients in multiple centers around the world over a period of 18 to 24 months. We also expect that the data will be suitable for registration of the drug if the trial is positive. We recently signed a letter of intent with a global contract research organization and are in the process of finalizing the clinical protocol and protocol operating procedures with the CRO and the FDA. As we have advised everyone in the past, we expect that this Phase
III trial will commence no later than the first calendar quarter of 2005.
However, our whole Company is focused right now on meeting and beating this goal.

Let me turn our attention briefly to the ongoing Phase II trial in acute leukemia. I should explain that we were already confident from the Phase I single agent data and the Phase I combination trial with Ara-C that CLORETAZINE should move forward into a Phase III trial in combination with Ara-C. That decision was made based on the activity and safety profile observed in both of those Phase I trials. However, we felt it was important to obtain additional
Phase II single agent data in AML patients who are not as heavily pre-treated as the patients that were accrued for the Phase I trials.

We began the Phase II study in late March of this year, focused on two groups of patients. The first includes those older than 60 with AML, or high risk myeloid dysplasia, and no prior aggressive chemotherapy, and the second includes AML patients of any age in first relapse. The accrual to the trial has been brisk, and already over 50 patients have been entered. We cannot discuss detailed results or give accurate response rates because most of the patients have been followed on the trial for a short period of time and are not yet at the point where we can determine their response. Nevertheless, consistent with our Phase I data, some patients have already achieved a complete response. Although these results are encouraging, we would remind everyone that initial response data are not always predictive of final response results.

We also have underway an investigative sponsored Phase II trial of CLORETAZINE in patients with gliomas. We expect to have more information on this trial conducted at the Brain Tumor Center of the Duke University Comprehensive Cancer
Center in 2005.

Now let's move on to Triapine. Triapine is Vion's ribonucleotide reductase inhibitor. We chose as a main effort for Vion to directly fund Phase II commendation trials with gemcitabine in pancreatic cancer and non small cell lung cancer. These trials are part of a larger Triapine clinical effort, which includes more than ten different types of Phase I or Phase II trials sponsored by the National Cancer Institute. We also expect our Chinese partners, Beijing
Pason Pharmaceuticals, to be in clinical trials with Triapine in China in 2005.

The results of our two gemcitabine studies, while still preliminary, are as follows.

In our lung cancer trial we accrued 45 patients, and 38 of these patients are currently evaluable for response. Patients in the lung cancer trial have received a minimum of one, but not more than two prior regimens of cytotoxic chemotherapy. The response rate in the evaluable group of patients is 5.3 percent. As of September 1, 2004, with a medium follow-up for survival for all
45 patients of four months, median progression-free survival is 2.1 months and median survival is 6.8 months.

In our pancreatic cancer trial, we treated 60 patients. Patients in the pancreatic cancer trial had no prior chemotherapy for metastatic or unrecetable
(ph) disease. The data analysis included all patients receiving at least a single dose of treatment on the study. As of September 1, 2004, with a median follow-up for survival of 6.6 months, the objective response rate is 3.3 percent, median progression-free survival is 3.9 months, and median survival is
8.75 months.

The progression-free survival and response data on both trials are not sufficiently different from what you might expect to achieve with gemcitabine alone. However, the median survival data on the pancreatic cancer trial are encouraging, and we think that it bears watching.

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Of course, over the coming months, we will continue to update the data for all the patients on both trials, and will continue to report to you on what the data show. We should remind everyone that follow-up for survival is short, and the preliminary survival data we reported today is not firm and can change in either direction as we continue to follow patients.

Based on the results to date and pre-clinical work demonstrating that longer exposures to Triapine could make a measurable difference in results, we have decided to initiate an extension of our pancreatic study in which 25 to 35 patients will be treated with a 24 hour infusion of Triapine before receiving gemcitabine. We expect patient accrual to be initiated soon.

We will also continue to monitor the pancreatic and non small cell cancer survival data in the ongoing trials to see if the data gives a strong enough signal to trigger a Phase III trial of a Triapine-gemcitabine commendation. Our current assessment is that the results from the pancreatic cancer trial, due to its more homogeneous patient population, are easier to interpret than the results from the lung cancer trial.

In addition to our ongoing trials, the NCI is sponsoring trials of
Triapine-gemcitabine in pancreatic, non small cell lung, and gallbladder cancers that will add to our data set and help us reach a decision. The additional
Triapine trials currently underway at the NCI, and the additional trials expected in China in 2005, may provide Vion with additional registration pathways.

We also have decided to advance a new oral formulation for Triapine, which we believe can be used in different dosing schedules and could provide greater activity by increasing the duration of exposure of tumor cells to Triapine.

In our pre-clinical program area we have two notable developments. Our lead pre-clinical program is now KS119, which many of you know produces the same active molecule as CLORETAZINE. This compound was created by the scientific founder of Vion, Dr. Alan Sartorelli. The data that Alan generated, together with work done by our own scientists, has given us good reasons to be excited by the prospects for this agent.

KS119 is a hypoxia-selective compound which means it is activated only in areas of very low oxygen concentrations. We know that tumors contain many areas of low oxygen which are not present in normal tissues. Therefore, we believe that KS119 has the potential to be activated specifically and destroy the low oxygen regions of tumors. We also believe that once KS119 is activated in the low oxygen regions, it can travels short distances to kill tumor cells in the oxygenated portion of tumors. We believe that all this can be accomplished with very little toxicity in the rest of the body because normal tissues have higher oxygen concentrations and cannot activate the drug.

If our ongoing pre-clinical studies confirm the early results generated so far,
KS119 will be a very promising product candidates. Progress has already been made on KS119 formulation, and we have evidence of anti-tumor activity in animal models. Our goal is to file an IND on this unique compound in the fall of 2005.

As many of you know, Vion has also been working on TAPET Salmonella vector since its inception. Our vision that TAPET would represent a revolutionary approach to cancer treatment remains, but the initial clinical trials could not reproduce the very promising results from the mouse studies.

Because of its substantial promise we continue to work in this area, and most recently advanced development of a second generation TAPET vector into dog studies. Upon review of the data from these dogs studies, we have decided that the time and cost of continued internal development of TAPET will be more than
Vion could support in the near term. In order for us to focus our resources and energies on compounds such as CLORETAZINE, Triapine and KS119 that have the greatest product potential and because we still believe TAPET has potential, our plan now is to find a corporate partner for future development at work.

I want to comment now on Mario Sznol's decision to return to academia and patient care at this time.

As of October 15, Mario will step down as Vion's VP of Clinical Affairs to join the faculty of Yale Medical School. At Yale he will be involved in the development of new treatments for melanoma and other cancers, and will lead their scientific review committee for clinical research protocols in cancer.
Although he will be pursuing his major interest in early drug development and in biological agents at Yale, because of his belief in the Company and the agents in our portfolio, Mario has asked to remain significantly involved with the clinical affairs of this company.

Those of you who have met Mario know that he is a phenomenal human being who has dedicated his life to pursuing early stage creative solutions for treating cancer patients. Mario's personal work desire has always been to focus on early stage development. The opportunity afforded him at Yale at this time, combined with his ongoing relationship with Vion, will allow him to pursue all of his personal and professional goals and objectives.

We believe Mario can continue to make valuable contributions to the Company, so we have asked Mario to become a member of our Board of Directors and he has accepted. In addition, we have asked him to become our consultant with the title of Special Adviser to the CEO, and to join our scientific advisory board. Mario has been a great member of our team and he will continue to assist us in numerous ways. We thank him for his past efforts and look forward to his future contributions.

In view of Mario's departure and the changing needs of the Company based on the progress that has been made with our lead

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compound, we're actively recruiting for a VP of Clinical Affairs who has late stage development and commercialization experience. We're doing this with a retained executive search firm. The day-to-day needs of clinical affairs will continue to be managed by Ann Cahill, Senior Director of Clinical Affairs. Ann
has played a major role in all aspects of clinical trial execution and management, and is an outstanding and capable leader.

We work closely with many oncologists, and for CLORETAZINE in particular Dr.
Frank Giles of M.D. Anderson has been critical in helping us develop the registration strategy. Frank has been a very important figure in the development them of CLORETAZINE, and we will be relying on him even more in the coming months as we enter into the Phase III trial. We're pleased to have him on the call today to help us answer your questions.

With that, we're now ready to take questions, operator.

QUESTION AND ANSWER

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OPERATOR

(OPERATOR INSTRUCTIONS) Reni Benjamin, Rodman Renshaw.

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

Congratulations on your progress. Can you tell us a little bit more about the
Phase III trial and this new enrollment protocol? Can you describe it for us and then also may be comment on how early doing a protocol like this might give you results?

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ALAN KESSMAN - VION PHARMACEUTICALS - CEO

When you say the protocol are you talking about the randomization approach?

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

Right.

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ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Mario, want to handle that?

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MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

You're asking about the adaptive randomization for the Phase III trial, I just want to clarify?

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

That's correct.

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MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

The adaptive randomization approach came from M.D. Anderson from Don Berry
(ph), the statistician there. It's a unique design; unique in drug clinical trials, but not in other studies or in device trials.

The basic concept is that the first set number of patients are randomized
1-to-1, and subsequently patients -- the randomization ratio between the treatment and control arms is adjusted based on ongoing accrual of data to the trial. So, for example, if arm A is doing better than arm B, the randomization in the computer will adjust the randomization instead of 1-to-1, for example it could be

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1.2-to-1 or 2-to-1, the better arm versus the other arm, the arm that is doing worse.

This approach has various advantages. One advantage is that it allows as the trial goes on for patients to enter the better arm of the trial, so it gives them a better chance of getting onto the more active arm. The second advantage is that you get your answers sooner most of the time. So it is possible to come to a conclusion of the trial much earlier that you would have otherwise with the standard clinical trial design.

Does that address your question?

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

It does. Now, in the scenarios that you have I'm sure modeled, when do you think if everything worked out fairly well from the response rates that we've seen so far in AML, when do you think might be the earliest that data can come out?

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MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

I don't believe I can answer that question. The simulations are complex. I think the stance that we're taking now is that the average number of patients that would be accrued for a positive trial would be in the range of 200 to 300.

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

Fair enough. Will you be seeking an FPA (ph)?

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ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Our position has been that we don't disclose publicly or have discussions or how discussion about any conversations we're having of the degree, the status, until any discussions are concluded with any of the various government organizations or when we get asked questions about partnerships. What I can tell you is that, and we've said this on many occasions, as you know we have fast-track status and we have open and many conversations with the FDA.

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

So another question for Mario. The Triapine results -- can you help us understand a little better the Triapine results in pancreatic cancer? It seems that although the response rate is low and may be lower than gemcitabine alone, the overall survival rate is much better. Can you lend some more light as to why you're enrolling more patients with a different dosing protocol as opposed to moving forward with this based on these survival results?

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MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

First of all, the response rates aren't less than what you would expect with gemcitabine. If you look through the literature, response rates to gemcitabine go from 0 to 10 percent. In fact, in the initial pivotal trial no objective responses were actually confirmed by the FDA, as I understand it. So in some studies, large studies, the response rates are 0. So the 3.3 percent is well within the confidence intervals of what you'd expect for gem alone. There are other examples, the most recent one being tarciva, of agents that don't affect response rate, only minimally affect progression-free survival, and can improve overall survival. Perhaps this is one of those cases.

However, the median follow-up for survival on this trial is short. So that 8.75 months is very encouraging, but it's not a number that at this moment we can use to go right into a Phase III trial. That number could go up and down as more patients are followed on the trial. Clearly if this is a number that we had as the median follow-up progresses, I think we would have to think very hard about going into a Phase III study.

In the meantime, the pre-clinical data -- and we've reviewed it several times --
indicates that a longer infusion of Triapine is substantially more effective at much modulating gemcitabine than the four hour fusion at we were using in the clinic. The data are consistent across every cell line that we've looked at.

We were never able to do a 24-hour infusion before because of logistical problems and issues, primarily the difficulty in getting a 24-hour fusion done in the clinic. We can get a small pilot program done. It will give us extra data. And as you know, we have an oral formulation that will soon be in clinical trials. And it in fact the 24-hour infusion looks better, we can proceed to a
Phase III study using the oral formulation instead of the IV formulation, if the results look a lot better than what we're seeing with the 4-hour IV infusion.

So I hope that answers -- that addresses your questions.

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ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Let me answer that a little bit. Looking at the information, as Mario said, it was interesting. And then we get to the business decision, and we felt that while we want to continue to allow that information and that data to mature, it certainly would behoove us to do the extension of the infusion trial and gather the additional information that would help solidify our decision as we get closer to making that final decision.

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

Okay. What's the side effect profile look like in these patients?

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MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

We have not completed the toxicity analysis for either trial, but to the best that we can determine by looking at the list of serious adverse events that were submitted, this is no different than what you would have seen with gemcitabine alone.

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

Terrific. One last question, and it is for Frank Giles. Dr. Giles, what makes you so excited about CLORETAZINE? And then also, we know that you have done some work with Triapine and AML, what do you think of Triapine?

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DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

Well, I'm excited about CLORETAZINE in AML because I see responses in patients with very advanced disease. I am excited about it because the toxicity associated with getting those responses is pretty much confined so far to the bone marrow, and with very little signal that we're going to run into non-bone marrow serious toxicities in large numbers of patients.

If you have an agent that can actually get responses as a single agent, and you're not seeing a lot of toxicity outside the marrow, then it's obviously allows you the opportunity to potentially add second and third active agents without additive or synergistic toxicities. That part of belief let us into combining CLORETAZINE with Ara-C very quickly on the basis that Ara-C remains the single most active anti-AML agent. And as the Phase I studies of -- that
Phase I study of that combination has matured, it is perfectly clear that one can indeed combine very aggressive doses of Ara-C with very decent aggressive doses of CLORETAZINE for fulfilling the promise that there is an unusual opportunity here to give aggressive doses of an investigational agent with standard high dose therapy.

And so, it's the responses and the very favorable toxicity profile that are mainly responsible for our enthusiasm and our desire to move ahead quickly with the Phase III study.

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

Terrific. Anything on Triapine?

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DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

Well, actually if CLORETAZINE was not on the program, so to speak, and all I had to look at was the single agent Triapine data that we've published and the
Triapine Ara-C Phase I that we have completed, in point of fact that
Triapine-Ara-C is quite a healthy active combination by itself. And I think probably and naturally the CLORETAZINE activity has been such that with the resources available most of the resources have moved very quickly into leukemia to keep that line of research moving forward quickly. If it were not a question of internal competition between two drugs from the same source, we would probably be investing more patients and more effort into Triapine-Ara-C, because in point of fact I think that that combination merits further exploration in its own right in refractory AML.

And it's worth pointing out that the basis for the combinations with gemcitabine, CLORETAZINE and Ara-C is quite convincing in vitro data that these are synergistic combinations. Now, you might not feel very strongly about such data generated on one combination, but if you see combination data with three nucleoside analogs with Triapine synergistic in every case, then I think each bit of data lends strength to the others. So I remain interested and excited about the potential for Triapine in leukemia, not just in AML, but obviously if you are talking about CLORETAZINE it opens up CLL and other areas where we have not gone. And if the Company are successful in getting the additional resources that they need, then those are other areas we would like to explore as quickly as possible.

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RENI BENJAMIN - RODMAN RENSHAW - ANALYST

Thank you all very much for taking the questions.

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OPERATOR

Ron Ellis, Leerink Swann.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

Thanks for taking the question. Just a couple of points. If we don't have the data now, do we have any thoughts on when the more complete Phase II data may be presented for Triapine, and then also when we may see the CLORETAZINE data?

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MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

You're talking about the Phase II Triapine-gemcitabine data, when you'll see the complete data? We obviously need several more months of follow-up at least for the pancreatic cancer trial, and maybe a little bit longer for the lung cancer trial. But our current plan is to provide a subsequent update probably near the end of January of 2005.

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ALAN KESSMAN - VION PHARMACEUTICALS - CEO

I would qualify that to say in Q1 of '05. I don't know --

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RON ELLIS - LEERINK SWANN - ANALYST

So data update for both Triapine and CLORETAZINE in the first quarter of next year?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Not CLORETAZINE.

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RON ELLIS - LEERINK SWANN - ANALYST

Just for Triapine?

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ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Just for Triapine, yes. The issue we're going to have with the Phase II data for CLORETAZINE -- and believe me, we understand the sensitivity of information flow and how important it is for our shareholders, and we struggle with that on a daily basis. And I think I know where you're leading to on the question. One of the difficulties we have with the Phase II information on the CLORETAZINE single agent is balancing the needs of information flow from a public standpoint, from a shareholder standpoint, but also balancing the needs of the trial and also the potential of publication.

So it is our intention to have an investigative meeting probably at ASH this
December where we'll discuss the results. But it's questionable as to whether we will do any release of that information depending on what our thoughts are about the possibility of a publication in the springtime of '05 at one of the major conferences. We don't want to risk not being able to get the publication.

So the best I can tell you right now is we understand the sensitivity, we know that we will try to get as much information out as we can, but we think we have also got to balance that against being able to continue to support and move the product forward as quickly as possible from a medical and regulatory standpoint.

--------------------------------------------------------------------------------
DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

The other aspect of the CLORETAZINE data, which is the CLORETAZINE-Ara-C study, the Phase I, all that has been publicly released on that so far was an abstract.
But Mario and I and the others are working to -- that study is now closed. The final response rates were at least equivalent to what we had in the abstract.
And we do anticipate submitting that publication in the very near future.

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Thank you Frank.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

And Dr. Giles, that's on the responses that we're seeing in CLORETAZINE right now?

--------------------------------------------------------------------------------
DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

That's on the responses on the CLORETAZINE-Ara-C Phase I, which is obviously I think important for you all to see because it will I think give you the specifics of why we're enthusiastic about the Phase III study.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

Any thoughts on where CLORETAZINE is right now? Particularly for the Phase II trial, I want to understand better are we amending the trial to remove the portion of patients -- since the Phase III is going to be enrolling the first relapse, and we have first relapse as part of the Phase II, so it appears that if we're going to have these two trials underway we're competing for the same patients, and we're going amend the two so that two trials don't compete, or how do you view that going forward?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Let me address that. Even though they're both for first relapse patients, the
Phase II trial is only for the poorest prognosis of the first relapse patients.
So it's not a complete overlap. And I think that we would make a decision on amending that trial not right at this point in time, but after we've had a chance to look at more data. It is important for us to establish the single agent response rate in that group. We think we can do it fairly quickly based on the accrual that we have now, but I don't think we want to make a decision on that until we're a little bit further along in the study.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

So there is the potential to amend the trial once we have more data from the
CLORETAZINE Phase II now?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Yes, but please understand again that the first relapse populations are not completely overlapping. The Phase II trial is for patients

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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
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who have the first CR duration of less than 12 months, which is the poorest prognosis subset of all the first relapse patients.

Frank, if you'd like to add to that?

--------------------------------------------------------------------------------
DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

We obviously need to get a chance to see what the mature response rate really is in the Phase II, because not to be quite coy this, if that is exceptionally good, then we wish to retain the option to use that data as best befits the patients and the company.

And the important thing about the Phase II is that the responses are being seen outside my center, which is always reassuring. The rate of accrual is extremely high and accelerating. And thus in a very competitive atmosphere we're obviously making people aware of the drug's activity. And both centers will be primed to participate in the Phase III when it is open. So right now I regard the Phase II and Phase III is mutually complementary. And if it comes down to a competitive issue, if one or other appears to be cannibalizing, we will deal with it.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

Dr. Giles, some of the comments that you appear that the response rates may be robust enough or significant enough that the Phase II trial could stand on its own. Could you remind us how many we're targeting for enrollment, and then any comment on whether the Phase II would potentially be applicable or eligible for filing for accelerated approval?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

I don't think we can speculate on the ability to file the Phase II data for accelerated approval. As you know, accelerated approval has a high threshold, and generally one only gets a read on whether it's reasonable to file or not after the study is done. But we did design the trial to accrue 100 in one arm and 130 in the other. So if we go to full accrual in this study, we will have a very sizable database in order to establish the response rate very firmly with narrow confidence intervals.

I hope that addressed your question.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

It does. Maybe this is a question for Howard. Any comments on changes to the financial expectations? Is their charge for the cost of the CRO; any discontinuing basically or slowing down the lung versus increasing the pancreatic? Is there any change at the R&D line?

--------------------------------------------------------------------------------
HOWARD JOHNSON - VION PHARMACEUTICALS - PRESIDENT & CFO

I think the guidance that we've been giving everybody still sticks, which is that everybody should expect to see our spending increase in the third and fourth quarter of this year, and also going into 2005 as we ramp up the
CLORETAZINE Phase III effort. Clearly that's already started with the signing of a letter of intent with the CRO. Those types of letters typically request deposits to be made by the sponsor company. So the process of increased spending to get CLORETAZINE closer to market has begun.

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

There's not going to be any major charge. There's nothing we have to worry about as far as a write-off or any special charge from anything we announced today. And overall from a cash standpoint, it's just what we've been reporting because we have enough cash to handle all the trials that we're currently talking about and to get us into 2006.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

Good. Thank you for taking the questions.

--------------------------------------------------------------------------------
OPERATOR

Curtis Hawes (ph), Summer Street Research.

--------------------------------------------------------------------------------
CURTIS HAWES - SUMMER STREET RESEARCH - ANALYST

Thanks for taking my questions. First I wanted to ask about CLORETAZINE, just to confirm the primary end point in the study. Is it going to be response rate?
And if so, at what time points will it be measured?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Which study are you referring to?

--------------------------------------------------------------------------------
CURTIS HAWES - SUMMER STREET RESEARCH - ANALYST

CLORETAZINE, the Phase III.

--------------------------------------------------------------------------------
DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

I don't think we -- until we've finished our discussions, as Alan said, with the relevant agencies, I don't want to give any misleading information about the study specifics.

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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CURTIS HAWES - SUMMER STREET RESEARCH - ANALYST

Then on Triapine, the 4-hour dosing versus the 24-hour infusion, will the patients be getting the same amount of drug over those different intervals, or are you giving more drug during the 24-hour infusion?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

We're giving more drug over the 24-hour infusion; approximately twice as much drug. And obviously that will also give us an opportunity to see a better response rate. Because we're giving it over a 24-hour infusion, we believe patients will tolerate more of the drug. Actually we have data to that effect based on some solid tumor Phase I trials that we conducted with 96-hour continuous infusion. So it will be about double the amount of the drug that we gave with the 4-hour infusion.

--------------------------------------------------------------------------------
CURTIS HAWES - SUMMER STREET RESEARCH - ANALYST

Can you give us the numbers for the response rate, progression-free survival and survival that you would have expected with gemcitabine alone based on the published literature?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

In which -- should we focus on the pancreatic cancer trial? (multiple speakers)
In the literature response rates for gemcitabine generally go from 0 to 10 percent. As I mentioned earlier, in some trials the response rates, even though they are listed as 3 to 5 percent, when you go back and do an independent confirmation, they're 0. But in many studies, they generally hover around the 5 percent range, especially the large Phase III clinical trials.

In terms of a progression-free interval, generally in the literature the numbers are anywhere from about 2.2 to 3.5 months, but that depends somewhat on the mix of patients in the trial. Patients who have locally advanced disease or undersectable (ph) locally advanced do better than those that have metastatic disease. So you have to look carefully at what the mix of patients are within your study.

And in terms of survival, in the literature I would say that the median survivals range from about 5.5 to 7 months with gemcitabine alone. Obviously there are trials that are outliers that have higher and lower, but that's about the range that you would expect.

--------------------------------------------------------------------------------
CURTIS HAWES - SUMMER STREET RESEARCH - ANALYST

And then -- I'm sorry, did I interrupt you?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

No.

--------------------------------------------------------------------------------
CURTIS HAWES - SUMMER STREET RESEARCH - ANALYST

Is there any chance that the Phase II Triapine data in pancreatic cancer will be presented at the GI Symposium that ASCO is putting on in January?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

As a matter of fact, yes there is a possibility that we will present the data there.

--------------------------------------------------------------------------------
CURTIS HAWES - SUMMER STREET RESEARCH - ANALYST

Great. I think that's all I have. Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

David Williams, Westport Capital Market.

--------------------------------------------------------------------------------
DAVID WILLIAMS - WESTPORT CAPITAL MARKET - ANALYST

Good afternoon everyone. Very, very nice results. The first question I had was for Mario. Do we know the CRO that you're going to be using for the Phase III
CLORETAZINE?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

I can answer that. Yes, we can answer that. It is i3, which is a sub of
Ingenix, which is a sub of United Health.

--------------------------------------------------------------------------------
DAVID WILLIAMS - WESTPORT CAPITAL MARKET - ANALYST

Are you going to get an update on the Phase II CLORETAZINE Ara-C or -- Phase II
CLORETAZINE monotherapy at ASH?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

What I said was we understand the importance of it, the sensitivity of it.
We're not committing to it at this point because we do intend to have an investigator conference. But depending on what the results are, and depending on whether we think the results will be better off to be published at one of the spring conferences, we will have to balance maybe getting out some summary information versus -- clearly we probably wouldn't provide the detailed information, but I can't give you at definitive answer right now.

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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
--------------------------------------------------------------------------------

That's one of those things that we have to balance all the sensitivities at that time. But we do understand how important it is to have information flow.

--------------------------------------------------------------------------------
DAVID WILLIAMS - WESTPORT CAPITAL MARKET - ANALYST

We could see a late breaker abstract hit or something possibly? Okay, and then also you mentioned the mix of patients in comparing the Triapine-Gemzar to the
Gemzar historical studies. Your medium survival was 8.75 months versus the registration trial for gemsar of 5.7 months looks pretty strong.

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Let's just caution that again ours is a Phase II trial. It's not a control randomized trial. Our data is not audited. The patient populations may not be similar. What we said was the data looks interesting, and clearly from our standpoint we have to continue to monitor it. But as potentially interesting as it is, we can't reach and you shouldn't reach final conclusions based on the data to date.

--------------------------------------------------------------------------------
DAVID WILLIAMS - WESTPORT CAPITAL MARKET - ANALYST

Okay. And then also you had mentioned there were some CRs in Phase II
CLORETAZINE trial. I was wondering, do we know what the duration of those responses were?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

It's too early to comments on that. First of all, we don't want to discuss the details at this point. Second of all, the trial just opened in late March. So even if we could, we would not have a lot of information at this point in time.

--------------------------------------------------------------------------------
DAVID WILLIAMS - WESTPORT CAPITAL MARKET - ANALYST

Okay. Lastly, in the randomized -- or in the adaptive randomization for the
Phase III CLORETAZINE trial, now that does allow for crossover, correct?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

No. There is no crossover in that trial. And it's also the current plan is a double-blind placebo-controlled study.

--------------------------------------------------------------------------------
DAVID WILLIAMS - WESTPORT CAPITAL MARKET - ANALYST

Good. Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS) William Sawyer (ph).

--------------------------------------------------------------------------------
WILLIAM SAWYER INVESTOR

I'm calling as a non-medical investor who is interested in the lay explanation of the significance of the 8.75 months the patients were encouraging and expanding the Phase II. Is that a sensible question?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Of course it's a sensible question, and the answer is that it's hard to -- we can't give you a definitive one-way or the other than to say that as we have said before the data is interesting to us, and you can't reach a final conclusion on it because it's a Phase II trial. It not a control randomized trial; it's something that's deserving of further investigation. It's something that is deserving for us to keep the trial going to further evaluate the patients. And from our standpoint it's justification for us to move forward on the expanded infusion trial. That's probably the most you can take out of it at this time.

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

I just want to again caution as we mentioned the press release, that the median follow-up of the patients is short. So although it's encouraging at this time, that number could change; it could change for the better and it could change for the worse. So the best thing we can do at this time is simply follow the information along and not come to any firm conclusion.

--------------------------------------------------------------------------------
WILLIAM SAWYER INVESTOR

What I think I hear you saying is that the difference of call three months is very interesting.

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Correct.

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Yes.

--------------------------------------------------------------------------------
WILLIAM SAWYER INVESTOR

Is there an implication for longer-term survival or is it too soon to say?

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                                                                FINAL TRANSCRIPT
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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

It's too soon to say. I think that's the right answer -- it's too soon to say.
We need to follow the information out. If with further follow us this is the same number that we get four or five months from now, I think our conclusions can be a little firmer at that time. And yes, we would consider it very interesting at that point. But at this point in time we just need to be cautious and follow the information.

--------------------------------------------------------------------------------
WILLIAM SAWYER INVESTOR

I see. So if it follows about in several months consistently would that be a basis for considering a Phase III?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

It could be. I think we will look at the data from that trial and make a decision at that point. Or we could choose to obtain some confirmatory data from trials being conducted by the National Cancer Institute. We might have some information at that point from the longer infusion. If the longer infusion, even in the early patients, looks very, very promising, that could affect our decision about how to go forward.

--------------------------------------------------------------------------------
WILLIAM SAWYER INVESTOR

Might that include an application for fast-track?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Too early to comments on that.

--------------------------------------------------------------------------------
WILLIAM SAWYER INVESTOR

How soon will the oral version be available for trial, do you think?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

We're going to do the initial Phase I trial in collaboration with the National
Cancer Institute, and our best estimates is that that trial would start within the next six to nine months.

--------------------------------------------------------------------------------
WILLIAM SAWYER INVESTOR

That says it. Thank you very much.

--------------------------------------------------------------------------------
OPERATOR

Robin Kernaskis (ph), Sterling Financial.

--------------------------------------------------------------------------------
ROBIN KERNASKIS - STERLING FINANCIAL - ANALYST

My question is what is your timeline for pursuing other indications for
CLORETAZINE, perhaps with larger patient populations than AML?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Could you just repeat that question?

--------------------------------------------------------------------------------
ROBIN KERNASKIS - STERLING FINANCIAL - ANALYST

What is your timeline for pursuing other indications beside AML for
CLORETAZINE?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

We do have a Phase II trial in glioma that we talked about. And we are considering an additional Phase II trial in another solid tumor, which we're not ready to disclose at this point and we have not made a final decision. And quite honestly, at this point with the Company focused on the Phase III trial, I can assure you that with a small company like ours we've got all our hands to the wall to get that Phase III trial going the way we want to get going and to do it right. So there isn't a lot opportunity to do a lot more at this time.

--------------------------------------------------------------------------------
ROBIN KERNASKIS - STERLING FINANCIAL - ANALYST

If you find CLORETAZINE is approved, do you think it will be used as off-label use for perhaps first line AML or other indications?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

I don't think we can comment on that at this time.

--------------------------------------------------------------------------------
ROBIN KERNASKIS - STERLING FINANCIAL - ANALYST

Okay. That's it.

--------------------------------------------------------------------------------
OPERATOR

Jared Cinder (ph), Exis (ph).

--------------------------------------------------------------------------------
JARED CINDER - EXIS - ANALYST

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                                                                FINAL TRANSCRIPT
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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
--------------------------------------------------------------------------------

Thanks guys and congratulations. I'm looking at the Avastin Phase II pancreatic data that was at ASCO this year, and they had the median overall survival that was very similar to what you showed in the study and they had I think 42 patients. I know it's difficult to compare different trials, but can you just talk about the similarities or differences between these two studies? For instance, what was the median duration of follow-up in Avastin study?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

They had much more mature data at the time that they generated those results.
So I believe whereas we're very cautious about interpreting our data, they could feel much more confident about their median survival data. So the other problem in comparing the two trials is that although I know the investigator well, we have not yet discussed similarities and differences in the patient demographics that went onto the different trials. So other than to say that the Avastin data is quite interesting, I can't say anything more about that at this point.

--------------------------------------------------------------------------------
JARED CINDER - EXIS - ANALYST

Thank you.

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

I will say this. If in fact Avastin -- and there will be a Phase II trial with a Avastin. If Avastin and gemcitabine are better than gemcitabine, that does not create a road block for Triapine, because if Avastin improves gemcitabine, and
Triapine improves gemcitabine effect, there's no reason why the triple combination couldn't even be better than either doublet.

--------------------------------------------------------------------------------
JARED CINDER - EXIS - ANALYST

Sounds great. Thank you.

--------------------------------------------------------------------------------
OPERATOR

Dan Heller (ph), Prospective Life Sciences.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

Thank you for the call. Could you just comment in terms of the duration of the response in the pancreatic Triapine patients?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

The duration of response. You mean in --?

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

There are probably two patients that responded -- just in terms of do you have what the duration of those responses were?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Yes, they were quite long. But I don't have the information directly in front of me. We treat patients for up to a year. I believe one of those responders was treated for almost a year.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

One of the responses was treated for a year?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

I believe so, yes.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

Were these responses, are these resist criteria responses and were these partial or complete responses?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

We have not audited the responses, nor done an independent confirmation at this point in time. These are self-reported partial responses from the investigators.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

Using WHO criteria?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Resist criteria according to the protocol.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

But they have not been independently confirmed?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Not independently confirmed, no. Not at this point. We plan on doing that, but have not done so at this point.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
--------------------------------------------------------------------------------

Then in terms of the AML study and the Phase II, for either Dr. Sznol or Dr.
Giles, is there any sort of complete response or CRP rate that would be so overwhelmingly compelling where the FDA would view that as obviously having a clinical survival benefit in these patients?

--------------------------------------------------------------------------------
DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

Well I guess 100 percent would impress everybody. I mean of course there's a theoretical limit. Now, practically speaking, as Alan has repeatedly said, we want a chance to look at those responses, because -- in great detail and let in mature, because to some extent when you have a nontoxic drug like this patients are treated with a nontoxic agent would not have been offered standard therapy.
Therefore, you take some time to reach agreement with the agencies involved about what is a reasonable expectation in patients in whom generating such a reasonable expectation is quite difficult.

So there are minimum thresholds of response that you would reject outright and say we're not going to pursue that. There are in between response rates that you would, A, want to have the discussion with the agency; and of course, C, what response rates perhaps other agents were targeting in the same niche. And then at the better end of the spectrum, if you got a response rate that was clearly overwhelming, frankly in any population who was either disadvantaged biologically going on or who has already failed therapy, as a working hypothesis if we see anything over 20 percent we're very, very interested. But there are many, many nuances that have be gone into.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

The 20 percent though, that gets you pretty excited, Dr. Giles?

--------------------------------------------------------------------------------
DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

In relapse patients, absolutely. Or in people upfront who I know were either previously untreated or died pretty quickly because they cannot tolerate standard chemotherapy, because if you reach the 20 percent response rate you are rescuing enough patients in whom consolidation maneuvers, including many transplant, are now feasible. And they may in the long-term represent the real long-term survivors. So yes, you need in and around the bedrock of that nature.

But having said that, there are individual subsets of patients with terrible performance scores or various other bad disease characteristics in whom even a lower or inferior response rate to that might be quite exciting. So we need a chance to see what the responses are, and then to see, looking at the individual patient details, are we in the realm where we can demonstrate to a third party that these people were so sick the response rate we're seeing is exciting. And that's a complex business, and we are having -- we have had very good discussions with the people who make such decisions, and those discussions are ongoing.

--------------------------------------------------------------------------------
DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

Just one more question, Dr. Giles. Just in terms of the Ara-C, when that drug was approved -- I don't remember if it was approved in front-line or in relapse patients -- do you recall in what indication Ara-C was approved, and then what was the market? Was it complete response rate or was (multiple speakers)

--------------------------------------------------------------------------------
DR. FRANK GILES - M.D. ANDERSON CANCER CENTER - CHIEF OF DEVELOPMENTAL
THERAPEUTICS

First of all, to get Robin's earlier question, if non-label use was prohibited in this disease I would have a lot more free time. Ara-C has never been subjected to anything akin to the sort of rigor we've been discussing on this call in terms of clinical trials. And I have no idea if it was ever formally approved in leukemia. And it is known to be the most single active agent, and perhaps even that claim could be challenged by drugs like CLORETAZINE right now.
But certainly as regards the agency, Ara-C is a reasonable standard which has been accepted in the past, and we have good reason to believe we will accept in the future, as a control arm.

Also, just to elaborate on that answer, and again to Robin's question, I would like to remind people that CLORETAZINE is in essence an alkylator, albeit with a nice toxicity profile etc., which leads CLL lymphoma, myeloma and many other hemalignancies (ph) and very important areas for us to explore further when we can.

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DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

Great. Thank you, Dr. Giles. Just one last question regarding Triapine. Could you just comment on -- there were 60 patients evaluable here, what the dropout rate was or what were some of the toxicities?
Were there any grade three toxicities?

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MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

Could you repeat the question please?

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DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

For Triapine, in terms of was there -- how many patients discontinued therapy;
at what point in time; and then what were

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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
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some of the grade three, grade four efforts events, if there were any maybe on top of what you would get off gemcitabine?

--------------------------------------------------------------------------------
MARIO SZNOL - VION PHARMACEUTICALS - VP OF CLINICAL AFFAIRS

As I said earlier, we have not completed a full toxicity analysis on this trial, on the Triapine-gemcitabine trial.

The dropouts that occurred generally occurred early and they occurred because of rapid disease progression, as you will see in some patients with pancreatic cancer. There were a small number of those patients. I don't have the information in front of me. I don't believe that we had any significant rate of dropouts for toxicity.

I cannot tell you at the moment what the rate of grade three or grade four toxicities were because we have not completed the have not completed the toxicity analysis. I have assessed every serious adverse event on this trial myself, and after looking at all of them again, my personal opinion -- and it's an opinion -- that the serious adverse events are no different than what you would expect with gem alone, rate or severity.

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DAN HELLER - PROSPECTIVE LIFE SCIENCES - ANALYST

Thank you very much for the call again.

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OPERATOR

Ron Ellis.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

Alan, you had commented that there's enough money to take this through 2006 or for these trials. Could you comment on any possible partnerships that you would consider for Triapine and/or for CLORETAZINE, and when you would like to do those?

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

Again, I'm not trying to be evasive, but the same answer I've made to that question over the last couple years, which is we're always willing to talk to people. Clearly our situation has changed now with an adequate cash position from those discussions. It's not our policy to disclose of any interim conversations. The beauty of any potential conversations is that from a negotiating standpoint, as anyone would know, we now have enough money to do it ourselves, so are not desperate for any potential arrangements. So we continue to pursue these. We continue to look at them. I think we've proved ourselves to be an opportunistic management team. And we will continue to operate that way.

--------------------------------------------------------------------------------
RON ELLIS - LEERINK SWANN - ANALYST

Thank you.

--------------------------------------------------------------------------------
OPERATOR

Ladies and gentlemen, at this time we have no further questions.

--------------------------------------------------------------------------------
ALAN KESSMAN - VION PHARMACEUTICALS - CEO

I'd like to just make a concluding comment.

First of all, I would like to thank all of you for being on this call.

Vion continues to make steady progress, as you can see, with its multiple product development efforts. We're excited to have CLORETAZINE entering Phase
III in the near future, and await further information on the promise of
Triapine. KS119 is generating exciting data in our pipeline, and we urge you to stay tuned on it.

As we have always done, we will continue to take a conservative data-based approach to managing our Company's priorities. Our goal now remains to efficiently and prudently deploy our resources where we believe we have the highest likelihood of success, success that produces the most value to our shareholders.

I would personally like to thank Dr. Giles for participating and helping us with this call today. If you have any further questions, please feel free to contact
Howard Johnson or myself.

Thanks again. Have a good evening.

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OPERATOR

Thank you, ladies and gentlemen, for your participation in today's conference call. This concludes the presentation. You may now disconnect. Have a good day.

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VION - VION PHARMACEUTICALS CONFERENCE CALL ON CORPORATE UPDATE
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